Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274022, 333-274023, 333-274024, 333-274025, 333-274026, 333-274027) of Fortitude Life Insurance & Annuity Company of our report dated March 19, 2026 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee
March 19, 2026